EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Petroleum Development Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

KPMG LLP

Pittsburgh, Pennsylvania

October 6 , 2000